                                    AGREEMENT



         This Agreement dated as of October 26, 1998 by and among SALEX HOLDING CORPORATION (the "Company"), a Delaware corporation having offices at 50 Laser Court, Hauppauge, New York 11788, BETTY SUN and PERSHING SUN, each having an address at 765 Hillcrest Place, North Woodmere, New York 11581, HILLCREST HOLDINGS, L.L.C., a Delaware limited liability company ("Hillcrest"), having an address at c/o Shanley & Fisher, P.C., 131 Madison Avenue, Morristown, NJ 07962-1979, SALVATORE CRIMI, having an address at 37 Kristian Lane, Hauppauge, New York 11788 and ANGELO CRIMI, having an address at 6 Borrell Court, St. James, New York 11780.

                            W I T N E S S E T H:

         WHEREAS, pursuant to a Stock Purchase Agreement dated July 24, 1998, between Betty Sun and the Company (the "Stock Purchase Agreement"), the Company sold and issued to Betty Sun 125,000 shares (the "Shares") of Series D Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series D Preferred Stock") and, in consideration thereof, Betty Sun issued and delivered to the Company her Promissory Note dated July 24, 1998 in the principal amount of $125,000 (the "Sun Note") and paid to the Company $1,250 in cash.

         WHEREAS, the Company and Betty Sun have entered into a Stock Pledge Agreement dated as of July 24, 1998 (the "Stock Pledge Agreement") pursuant to which Betty Sun has pledged the Shares to the Company as security for her obligations under the Sun Note.

         WHEREAS, pursuant to the Stock Purchase Agreement, the Company and Betty Sun have entered into a Registration Rights Agreement dated as of July 24, 1998 (the "Registration Rights Agreement").

         WHEREAS, Betty Sun and the Company have entered into an Agreement dated as of July 24, 1998 (the "Consulting Agreement") concerning certain consulting services recited therein, pursuant to which the Company issued and delivered to Betty Sun the Company's Promissory Note dated July 24, 1998 in the principal amount of $126,000 (the "Company Note").

         WHEREAS, the Company and Hillcrest entered into a letter agreement dated July 24, 1998 concerning the sale by the Company to Hillcrest of the operating businesses and substantially all of the assets of the Company (the "Hillcrest Letter Agreement").

         WHEREAS, the parties hereto wish to provide for the cancellation or termination of the various arrangements referred to above and for other matters set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

         1. Cancellation of Series D Preferred Stock. Simultaneously herewith the Board of Directors of the Company shall adopt resolutions cancelling the Series D Preferred Stock. The Company agrees that the Sun Note is hereby cancelled and the Company shall return the original thereof to Betty Sun marked "Cancelled" together with a check in the amount of $1,250. Betty

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Sun hereby agrees that the Shares are cancelled effective immediately. The
Company and Betty Sun agree that the Stock Pledge Agreement is hereby terminated and Betty Sun hereby directs that any certificates evidencing the Shares pledged pursuant to the Stock Pledge Agreement be released to the Company and that the Company shall cancel and retire the Shares. Betty Sun hereby represents and warrants to the Company that the Shares are released to the Company hereby free and clear of any pledge, security interest or other lien or claim whatsoever. The Registration Rights Agreement is hereby terminated and has no further force or effect.

         2. Cancellation of Consulting Agreement. The Company and Betty Sun agree that the Consulting Agreement is hereby terminated and has no further force or effect and the Company Note is hereby cancelled. Betty Sun shall return the original of the Company Note to the Company marked "Cancelled".

         3. Termination of Hillcrest Letter Agreement. Hillcrest hereby withdraws the proposal set forth in the Hillcrest Letter Agreement and the Company accepts such withdrawal and the parties agree that the Hillcrest Letter Agreement is hereby terminated and has no further force or effect.

         4. New Consulting Agreement between the Company and Betty Sun. (A) In accordance with this Agreement, the Company and Betty Sun (as "Consultant" thereunder) shall promptly after the execution of this Agreement enter into a new Consulting Agreement (the "Contract") having the terms and provisions set forth in Section

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4(B) hereof. If the Contract has not been entered into within 21 days after the date of this Agreement, the provisions of Section 4(B) hereof shall constitute the Consulting Agreement between the Company and the Consultant, superseding all prior consulting agreements between them, until such time as the Contract is entered into, at which point the Contract shall supersede such provisions.

         (B) The Contract shall provide for the following:

             (a) A term of one year commencing June 20, 1998 (the "Commencement
                 Date"). The Contract shall automatically renew for subsequent one year terms unless terminated by either party prior to the end of any term. The Contract shall be terminable by either party at any time by written notice to the other, provided that if the Contract is terminated by the Company the compensation provided for in Section 4(B)(b) shall be paid at the times it would otherwise be payable until the expiration of the then current term of the Contract.

             (b) Compensation of $75,000 for the term of the Contract, payable in biweekly installments except that the portion of such compensation that relates to the services rendered by Consultant from the Commencement Date to the date of this Agreement shall be payable to the Consultant in a single lump sum upon the signing of this Agreement.

             (c) A provision that the Consultant shall be permitted to attend only those portions of any meeting of the Board of Directors of the Company or committee thereof at which her presence is required to make any report or recommendation to the Board or any such committee resulting from her services under the Contract, provided that her presence at such meeting has been consented to in writing by both the President and the Chief Executive Officer of the Company which consent shall not be unreasonably withheld or delayed and further provided that any dispute as to whether the Consultant's presence at the meeting was properly consented to shall be resolved by the Board of Directors.

             (d) A provision that the Consultant shall be present at the offices of the Company on no more than 12 days in any 28-day period, provided that in the event the Consultant is engaged in any special project that is approved in writing by the Chief Executive Officer of the Company (which approval shall not be unreasonably withheld or delayed), the Consultant may be present at the offices of the Company more frequently if required for completion of such special project and consistent with any time requirements set forth in the original approval of such special project.

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             (e) Duties shall consist of analysis and advice to the Company, as follows:

                 (i) Strategic Relations and Alliances. Review and analysis of and recommendations to the Company, consisting solely of internal consultation and advice unless otherwise authorized by the Board of Directors of the Company, with respect to proposals related to joint ventures, buyouts, mergers, corporate affiliations and joint marketing arrangements. The Contract shall expressly provide that the Consultant shall not have or participate in any discussions or negotiations with third parties with respect to any such proposals (which shall be the sole purview of the senior management of the Company), but shall confine her activities solely to reporting to senior management (in the manner described below) unless otherwise authorized by the Board of Directors of the Company.

                 (ii) Customer and Supplier Relations. Consultation and advice to the Company with respect to corporate policy concerning how employees of the Company should relate to and deal with customers and suppliers of the Company. The Contract shall expressly provide that the Consultant shall not perform analyses or evaluations of the performance of senior management, including but not limited to Angelo Crimi, but shall confine her activities to rendering advice to the Company and not to implementing any of her recommendations. The Consultant shall be authorized to communicate with third parties in the course of her duties under this subsection (ii) as may be reasonably necessary in the performance of those duties, subject to the provisions of Section 4(B)(g) hereof.

                 (iii) Corporate Development and Sales. Review, analysis and recommendations to senior management with respect to marketing and advertising plans and other matters that effect the growth and development of business activity. The Consultant shall be authorized to communicate with third parties in the course of her duties under this subsection (iii) as may be reasonably necessary in the performance of those duties, subject to the provisions of Section 4(B)(g) hereof.

             (f) The Contract shall provide that all substantive reports, recommendations and analyses made by the Consultant shall be in writing and shall be sent simultaneously to both the President and the Chief Executive Officer of the Company and that the Consultant shall take direction from the President or the Board of Directors of the Company only.

             (g) The Contract shall provide that the Consultant is an
                 independent contractor and not an employee or agent of the Company and is not authorized to bind or make any commitment on behalf of the Company in any way.

5. Miscellaneous.

         (a) All notices and other communications given with respect to this Agreement shall be in writing and shall be given to the parties at the addresses set forth on the first page hereof, or such other address as any party hereto shall give to the other parties by notice hereunder. Notices shall be deemed given when delivered by hand or courier or 3 days after deposit thereof in the United States mail postage paid, certified mail, return receipt requested, and addressed as provided above.

         (b) This Agreement (i) constitutes the entire agreement of the parties with respect to the subject matter hereof, (ii)

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shall inure to the benefit of and shall be binding upon the parties hereto and their successors and assigns, (iii) may not be amended except by a writing signed by all the parties hereto, (iv) may not be assigned by any party hereto without the prior written consent of the other parties hereto, (v) shall be governed by the internal law of the State of Delaware and (vi) may be executed in more than one counterpart each of which shall be an original. No waiver by any party to this Agreement of such party's right to enforce any provision of this Agreement shall constitute a waiver of such party's right to enforce such provision thereafter or to enforce any other provision of this Agreement.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                  SALEX HOLDING CORPORATION


                                  By: /s/ Salvatore Crimi
                                      -----------------------
                                      Name: Salvatore Crimi
                                      Title: Chief Executive Officer


                                  HILLCREST HOLDINGS, L.L.C.

                                  By: /s/ Betty Sun
                                      ------------------------
                                      Name: Betty Sun
                                      Title:




                                      /s/ Betty Sun
                                      ------------------------
                                      Betty Sun



                                     /s/ Pershing Sun
                                     -------------------------
                                     Pershing Sun



                                     /s/ Salvatore Crimi
                                     -------------------------
                                     Salvatore Crimi




                                     /s/ Angelo Crimi
                                     -------------------------
                                     Angelo Crimi

                                                                       EXHIBIT 2



                                    Statement


         The undersigned hereby agree that the Amendment to Schedule 13-D, to which this Statement is an exhibit, is filed on behalf of each of us.

                                         /s/ Pershing Sun
                                         ---------------------------------------
                                             Pershing Sun


                                         /s/ Betty Sun
                                         ---------------------------------------
                                             Betty Sun



Dated:  December 2, 1998